UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2009

iPCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51844	36-4350876
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

1901 North Roselle Road, Schaumburg, Illinois		60195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 885-2833

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Changes in Control of Registrant.

Pursuant to the previously announced Agreement and Plan of Merger, dated as of October 18, 2009 (the “Merger Agreement”), by and among iPCS, Inc., a Delaware corporation (the “Company”), Sprint Nextel Corporation, a Kansas corporation (“Parent”), and Ireland Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (the “Purchaser”), the Purchaser commenced a tender offer to purchase all of the issued and outstanding shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”), for $24.00 per Share, in cash to the seller (the “Offer Price”), without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 28, 2009 (the “Offer to Purchase”) and in the related letter of transmittal (which, together with the Offer to Purchase, each as amended or supplemented from time to time, collectively constitute the “Offer”). The Offer expired at 12:00 midnight EST on Wednesday, November 25, 2009. On November 27, 2009, Parent announced that at the expiration of the Offer, a total of approximately 10.399 million Shares were validly tendered and not properly withdrawn in the Offer (with approximately 1.893 million additional Shares being tendered by notice of guaranteed delivery), and the Purchaser accepted for payment all Shares validly tendered and not properly withdrawn in the Offer (including the Shares tendered by notice of guaranteed delivery), in accordance with the terms and conditions of the Offer and applicable law.

Upon acceptance for payment of the tendered Shares, the Merger Agreement provides the Purchaser the right to designate a number of individuals to the Company’s board of directors who, following their election, will constitute a majority of the Company’s board of directors, subject to the terms and conditions contained in the Merger Agreement.

As of December 3, 2009, the Purchaser holds approximately 11.593 million Shares, representing approximately 70.3% of the outstanding Shares. Based on the Offer Price, the aggregate amount of consideration paid for the Shares purchased by the Purchaser in connection with the Offer is approximately $278.2 million. Parent has provided the Purchaser sufficient funds to purchase the tendered Shares from Parent’s existing cash balances.

In addition, on November 27, 2009, the Purchaser exercised the option granted under the Merger Agreement pursuant to which the Purchaser has the right to purchase such number of newly issued Shares at the Offer Price such that, when added to the Shares already owned by the Purchaser and Parent and their affiliates, constitutes one Share more than 90% of the total number of Shares outstanding on a fully diluted basis (the “Top-Up Option”).  The Purchaser expects to purchase the Shares pursuant to the exercise of the Top-Up Option on December 4, 2009, following which the Purchaser will effect a short-form merger with the Company under Delaware law no later than December 7, 2009.  As a result of the merger, the Company will become a wholly-owned subsidiary of Parent.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01  Other Events.

On November 27, 2009, Parent issued a press release announcing the completion of the Offer and the exercise of the Top-Up Option. A copy of the press release issued by Parent is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.

2.1

Agreement and Plan of Merger, dated as of October 18, 2009, by and among the Company, Parent and the Purchaser (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on October 19, 2009).

99.1

Press Release of Sprint Nextel Corporation, dated November 27, 2009 (incorporated by reference to Exhibit (a)(1)(K) to Amendment No. 5 to the Tender Offer Statement on Schedule TO filed by Sprint Nextel Corporation and Ireland Acquisition Corporation on November 27, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: December 3, 2009
	By:	/s/ Brian J. O’Neil
	Name:	Brian J. O’Neil
	Title:	SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.

2.1

Agreement and Plan of Merger, dated as of October 18, 2009, by and among the Company, Parent and the Purchaser (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on October 19, 2009).

99.1

Press Release of Sprint Nextel Corporation, dated November 27, 2009 (incorporated by reference to Exhibit (a)(1)(K) to Amendment No. 5 to the Tender Offer Statement on Schedule TO filed by Sprint Nextel Corporation and Ireland Acquisition Corporation on November 27, 2009).